Exhibit 10.26

CONFIDENTIAL TREATMENT REQUESTED:

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.  Such redacted portions have been replaced with “{***}” in this Exhibit.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission along with the request for confidential treatment.

DATED JUNE 19, 2009

(1)	LIFEHEALTH LIMITED and
(2)	CAMBRIDGE LABORATORIES (IRELAND) LIMITED and
(3)	CAMBRIDGE LABORATORIES LIMITED and
(4)	BIOVAIL LABORATORIES INTERNATIONAL (BARBADOS) SRL

DEED OF NOVATION AND AMENDMENT

One Eleven Edmund Sheet Birmingham B3 2HJ DX 13033 Birmingham-1 t +44 (0) 121 234 0000 f: +44 (0) 121 234 0001 www.hbjgateleywareing.com

THIS DEED OF NOVATION AND AMENDMENT is made on June 19, 2009

BETWEEN:

(1)                                  LIFEHEALTH LIMITED, a company organised under the laws of England and Wales with company number 03017293 whose registered office is at 23 Winkfield Road, Windsor, Berkshire SL4 4BA, United Kingdom (“Lifehealth”);

(2)                                  CAMBRIDGE LABORATORIES (IRELAND) LIMITED, a company organised under the laws of the Republic of Ireland with company number 403279 whose registered office is at Alexandra House, The Sweepstakes, Ballsbridge, Dublin 4, Republic of Ireland (“Cambridge Ireland”);

(3)                                  CAMBRIDGE LABORATORIES LIMITED, a company organised under the laws of England and Wales with company number 2039082 whose registered office is at First Floor Deltic House, Kingfisher Way, Silverlink Business Park, Wallsend, Tyne & Wear, NE28 9NX, United Kingdom (“CLL”); and

(4)                                  BIOVAIL LABORATORIES INTERNATIONAL (BARBADOS) SRL, a society with restricted liability under the laws of Barbados with society number 967 whose registered office is at Watches, Christ Church, Barbados BB1715 (“Biovail”).

RECITALS

(A)                              CLL (under its previous name Cambridge Selfcare Diagnostics Limited (“CSD”)) and Lifehealth entered into a Licence Agreement dated 10 December 1998 (the “1998 Lifehealth Licence”), as amended by Amendment No. 1, dated 29 October 2002, Amendment No. 2, dated 31 March 2004, and Amendment No. 3, dated 12 August 2004 (collectively, the “1998 Lifehealth Licence Amendments”, and the 1998 Lifehealth licence, as amended by the 1998 Lifehealth Licence Amendments is referred to as the “1998 Amended Lifehealth Licence”). Pursuant to Amendment No. 3, the 1998 Amended Lifehealth Licence has been assigned by CLL (referred to as CLUK in Amendment No. 3) to Cambridge Ireland such that the 1998 Amended Lifehealth Licence is currently in effect between Cambridge Ireland and Lifehealth. Cambridge Ireland and Lifehealth also entered into a Licence and Consent Agreement dated 22 September 2006 (the “2006 Lifehealth Licence”).

(B)                                Under Amendment No. 3, the 1998 Lifehealth Licence (as amended by Amendment Nos. 1 and 2) was assigned by CLL (defined as CLUK in Amendment No. 3) to Cambridge Ireland together with any and all sub-licences entered into by CLL pursuant to and in accordance with the 1998 Lifehealth licence.

(C)                                Pursuant to the Asset Purchase Agreement (as defined below) Cambridge Ireland is selling its TBZ Business to Biovail and as part of that Transaction Cambridge Ireland wishes to novate the Licence Agreement to Biovail.

(D)                               This Deed sets out the terms and conditions upon which all Cambridge Ireland’s rights and obligations in respect of the Licence Agreement shall be novated to Biovail and upon which Lifehealth agrees to the novation.

(E)                                 CLL enters into this Deed to confirm that the assignment of rights and obligations undertaken pursuant to Amendment No. 3, together with any novation of any sub-licences between CLL and any third party, was effective.

(F)                                 It is agreed that the novation effected by this Deed shall take full effect in accordance with its terms.

(G)                                No other agreements between Cambridge Ireland and Lifehealth are being novated, including but not limited to (i) the licence agreement dated 18 July 1995 and (ii) the pharmacovigilance agreement dated 6 November 2006.

THE PARTIES AGREE AS FOLLOWS:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                                 In this Deed the following words and expressions shall have the following meanings unless the context otherwise requires:

“Affiliate” of a party means any entity that is directly or indirectly controlling, controlled by, or under common control with such party and “control” means the power to direct the management and policies of such party, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing;

“Asset Purchase Agreement” means the agreement between Cambridge Ireland and Biovail, dated 16 May 2009, as amended to the date hereof;

“Deed” means this Deed of Novation and Amendment comprising its recitals and clauses;

“Effective Time” means the time and date on which the Transaction completes;

“Licence Agreement” means all the agreements, amendments, alterations and side letters referred to in recital A above;

“TBZ Business” means Cambridge Irelands and its Affiliates’ worldwide rights in and to tetrabenazine (including rights to improvements) and related assets;

“Transaction” means the sale of Cambridge Ireland’s TBZ Business to Biovail pursuant to the Asset Purchase Agreement.

1.2                                 In this Deed, capitalised terms other than those set out in the recitals hereto or clause 1.1 above shall have the meaning attributed to them in the Licence Agreement

1.3                                 In this Deed unless otherwise specified, reference to:

1.3.1                        a party means a party to this Deed and includes its permitted assignees and/or the respective successors in title to substantially the whole of its undertaking;

1.3.2                        words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders; and

1.3.3                        recitals, clauses or paragraphs are to recitals, clauses or paragraphs to this Deed.

2.                                      ASSIGNMENT FROM CLL TO CAMBRIDGE IRELAND

2.1                                 The parties (other than Biovail) acknowledge and agree that:

2.1.1                        pursuant to Amendment No. 3 of the 1998 Lifehealth Licence (as amended by Amendment Nos. 1 and 2), the 1998 Lifehealth Licence (as amended by Amendment Nos. 1 and 2) was fully and effectively assigned by CLL (defined as CLUK in Amendment No. 3) to Cambridge Ireland such that Cambridge Ireland enjoys all rights and powers of CLL under the 1998 Lifehealth Licence (as amended by Amendment Nos. 1 and 2) and Cambridge Ireland is liable for all duties and obligations of CLL under the 1998 Lifehealth Licence (as amended by Amendment Nos. 1 and 2);

2.1.2                        all sub-licences under the 1998 Lifehealth Licence (as amended by Amendment Nos. 1 and 2) to which CLL was a party at the time of the assignment referred to in clause 2.1.1 above, together with all distribution agreements, letters of appointment, manufacturer agreements and all amendments, side letters, alterations and technical agreements relating to those sub-licences and to which CLL was also a party at that time (“Sub Agreements”), have been fully and effectively assigned to Cambridge Ireland prior to the Effective Time such that Cambridge Ireland enjoyed all rights and powers of CLL under such Sub Agreements and Cambridge Ireland was following such assignment liable for all duties and obligations of CLL under such Sub Agreements;

2.1.3                        as at the Effective Time, CLL is accordingly no longer a sub-licensor or a grantor of rights in relation to tetrabenazine and any related products pursuant to the 1998 Amended Lifehealth Licence;

2.1.4                        CLL assigned all of its rights and powers and fully and effectively delegated all of its duties and obligations under the Sub Agreements to Cambridge Ireland and all counterparties to the Sub Agreements which remain in effect at this date deal with Cambridge Ireland in place of CLL.

2.2                                 Each of CLL, Cambridge Ireland and Lifehealth confirms severally that to the extent that its consent was required for any assignment referred to in this clause 2, such consent was given and is hereby acknowledged.

2.3                                 Without prejudice to its rights against Cambridge Ireland in respect of warranties under the Asset Purchase Agreement, Biovail agrees that it shall not assert a claim against any party hereto to the effect that the assignments described in clauses 2.1.1, 2.1.2 or 2.1.4 were ineffective.

3.                                      NOVATION

3.1                                 With effect from the Effective Time, Cambridge Ireland hereby novates to Biovail all of Cambridge Ireland’s rights, benefits and obligations under the Licence Agreement so that from and after the Effective Time the Licence Agreement shall be construed and treated as if Biovail was a party and Lifehealth and Biovail shall have rights and obligations under or in relation to the Licence Agreement, in all respects, as if Biovail was named as a party instead of CSD and all references therein to CSD shall be construed as references to Biovail.

3.2                                 Lifehealth agrees to the novation pursuant to clause 3.1 upon the terms of this Deed and on the condition that (i) Cambridge Ireland and Biovail have novated or received consent to assign the agreements (such that those assignments have taken effect pursuant to the provisions of the Asset Purchase Agreement) listed in Appendix A and (ii) Biovail executes and delivers the side letter annexed at Appendix B.

3.3                                 Cambridge Ireland and Biovail undertake to use reasonable endeavours, for a period of 90 days following the Effective Time, to procure the assignment or novation to Biovail of all sub-licenses of rights under the Licence Agreement (other than the agreements listed in Appendix A and Appendix D).

3.4                                 Cambridge Ireland and Biovail jointly and severally undertake to indemnify and keep indemnified Lifehealth against any and all costs, damages, clams, expenses and/or other liabilities incurred by Lifehealth to the extent arising from any failure of Cambridge Ireland and Biovail to procure the assignment or novation to Biovail of the distribution agreements set forth in Appendix E.

3.5                                 Cambridge Ireland undertakes to use reasonable endeavours to ensure that the benefits and burdens of the Contract Manufacture Agreement between Cambridge Ireland and Pharmaserve Limited, dated May 6, 2005, as it relates to the TBZ Business, are available to Biovail at the Effective Time.

3.6                                 Cambridge Ireland releases and discharges Lifehealth from all Lifehealth’s obligations and liabilities to Cambridge Ireland under the Licence Agreement which accrue from and after the Effective Time in respect of any acts and/or omissions of Lifehealth.

3.7                                 Without prejudice to Cambridge Ireland’s obligations under this Deed (including under clause 8 and clause 9 of this Deed), Lifehealth releases and discharges Cambridge Ireland from all Cambridge Ireland’s obligations and liabilities to Lifehealth under the Licence Agreement which accrue from and after the Effective Time in respect of any acts and/or omissions of Cambridge Ireland in respect of the Licence Agreement.

3.8                                 Lifehealth and Cambridge Ireland each remain liable to the other in relation to any obligations and/or rights under the Licence Agreement which accrued before the Effective Time. For the avoidance of doubt, any payments in relation to sales of Products made before the Effective Time shall remain payable by Cambridge Ireland even if not due to be paid until after the Effective Time.

3.9                                 Biovail undertakes with Lifehealth on and with effect from the Effective Time and thereafter to perform all the obligations and assume all the liabilities of Cambridge Ireland accruing from and after the Effective Time under or in connection with the Licence Agreement, as if Biovail had been named as a party to the Licence Agreement in place of CSD.

3.10                           Biovail shall be entitled to all of the rights and benefits of Cambridge Ireland under the Licence Agreement which accrue from and after the Effective Time, so that Biovail shall be substituted in place of CSD as a party to the Licence Agreement.

4.                                      WITHHOLDING TAX

4.1                                 With effect from the Effective Time, the Licence Agreement shall be amended to state that all sums payable by Biovail to Lifehealth, or by Lifehealth to Biovail (if any), as the case may be, under the Licence Agreement shall be paid free and clear of all deductions, set-offs, counterclaims and/or other withholdings, except any deduction or withholding which may be required by law in relation to taxation. If any such deduction or withholding is required by law, then Biovail or Lifehealth, as the case may be, shall:

4.1.1                        ensure that the amount by which the payment is reduced does not exceed the minimum legally required amount of withholding tax;

4.1.2                        account in full for the required amount of withholding tax to the relevant taxation or other competent authority on or before its due date; and

4.1.3                        promptly provide to the other party an official receipt from the relevant taxation or other competent authority for the amount of withholding tax or, if such receipts are not issued by the authority concerned, a certificate of deduction or equivalent evidence relating to the required amount of withholding tax.

4.2                                 Subject to clause 4.4 below, if any withholding tax is required to be (and is in fact) deducted or withheld from an amount payable by Biovail to Lifehealth under the Licence Agreement, Biovail shall be obliged to pay to Lifehealth such grossed up amount as will, after the deduction or withholding for withholding tax from such grossed-up amount has been made, leave Lifehealth with the same amount as Lifehealth would have received, after the deduction, withholding or payment of all withholding taxes required by law, if the novation effected by this Deed had not occurred and the sum in question had been paid by Cambridge Ireland (determined giving effect to reasonably available mitigation strategies to avoid or reduce such taxes). In other words, Biovail shall be obliged to pay such additional amount as will ensure that the amount received by Lifehealth, after the deduction or withholding of all withholding taxes required by law on the increased amount, is the same as the amount which Lifehealth would have received from Cambridge Ireland, after the deduction or withholding of all withholding taxes required by law, if the novation effected by this Deed had not occurred and the sum in question had been paid by Cambridge Ireland.

4.3                                 Subject to clause 4.4 below, if as a result of a change in (i) the ownership of Lifehealth’s equity, (ii) the residence of Lifehealth for tax purposes, (iii) the domicile of Lifehealth or (iv) the location in which Lifehealth’s obligations or business under the Licence Agreement are performed or conducted it being understood that such location is presently the United Kingdom, and will change pursuant to clause 7.2 of this Deed) (collectively, “Lifehealth’s Status”) from and after the Effective Time, any amounts payable to Biovail in connection with the performance or conduct of its business under the Licence Agreement are subject to an increase in the amount of withholding taxes that are, or should become, required to be (and are in fact) withheld or deducted from such payments or paid, over those that would have been required to be withheld, deducted or paid had such change in Lifehealth’s Status not occurred, Lifehealth shall be obliged to pay to Biovail such grossed-up amount as will, after the deduction or withholding for withholding taxes from such grossed-up amount has been made, leave Biovail with the same amount as Biovail would have been entitled to receive, after the deduction or withholding of all withholding taxes required by law, if the change in Lifehealth’s Status had not occurred. In other words, Lifehealth shall be obliged to pay such additional amounts as will ensure that the sum of (i) the amount received by Biovail in connection with the performance or conduct of its business under the Licence Agreement and (ii) the related additional amount payable by Lifehealth; less the deduction or withholding of all withholding taxes required by law on such amounts, is the same as the amount which Biovail would have received, after the deduction or withholding of all withholding taxes required by law, if the change in Lifehealth’s Status had not occurred.

4.4                                 Biovail or Lifehealth, as the case may be, shall not be required to pay any additional amount under clause 4.2 or clause 4.3 above, as applicable, to the extent that the withholding tax in question arises or is increased as a result of:

4.4.1                        any connection between the other party and the jurisdiction imposing the withholding tax in question, other than a connection arising pursuant to the other party’s rights and obligations under the Licence Agreement and this Deed;

4.4.2                        notwithstanding any exception in clause 4.4.1 and clause 4.4.4, in the case of any additional amounts otherwise payable under clause 4.2, a change in Lifehealth’s Status;

4.4.3                        a failure by the other party to take reasonable steps to reduce the amount of such withholding tax (or to prevent such withholding tax from arising) including making any claims, filings or elections, provided that Biovail or Lifehealth, as the case may be, will promptly reimburse the other party for all reasonable out-of pocket third party costs incurred by the other party in taking any such steps;

4.4.4                        any action by the other party that increases the amount of withholding tax or results in withholding tax being exigible, other than such other party’s entrance into, or the effect of its entrance into (including the performance of any obligation or the exercise of any of its rights under), this Deed, in each case in accordance with the terms of this Deed; or

4.4.5                        any breach by the other party of any of its obligations under the Licence Agreement or the provisions of this Deed.

4.5                                 If Lifehealth or Biovail, as the case may be, subsequently obtains relief or credit in respect of any such withholding tax, then such party shall repay the other party an amount equal to the credit or relief obtained up to a maximum of the amount by which the other party’s payment was increased to take account of the withholding or deduction of withholding tax.

4.6                                 Within any timescale reasonably specified by Lifehealth or Biovail, as the case may be, the other party shall co-operate and take all reasonable steps and provide all documents reasonably necessary and/or desirable for Lifehealth or Biovail, as the case may be, to obtain any available relief or credit in respect of any such withholding tax, and shall give any information reasonably required by Lifehealth or Bovail, as the case may be, in connection with the making of a claim for relief and/or credit under any applicable double taxation treaty.

4.7                                 Should either party determine that a gross up amount is payable to it under this clause 4, the parties shall use reasonable endeavours to agree on the amount so payable. If either Biovail or Lifehealth disputes the amount of any gross up payment required by such party pursuant to clause 4 of this Deed, it shall give written notice of such dispute to the other party reasonably promptly. Each of Biovail and Lifehealth shall use reasonable endeavours in good faith to resolve such dispute within 15 days of the date of such notice. If Biovail and Lifehealth are unable to resolve such dispute after such good faith negotiations, either Biovail or Lifehealth may refer the dispute to an independent expert to be agreed between Biovail and Lifehealth. If Biovail and Lifehealth cannot agree on an independent expert to act within 7 days of the date of a request from either of them to appoint an expert, such independent expert will be appointed by the President for the time being of the Institute of Chartered Accounts on the application of either Biovail or Lifehealth. Such person will act as an expert and not as an arbitrator. Biovail and Lifehealth agree that the decision of the expert (which will be given in writing, stating reasons) will be final and binding on Biovail and Lifehealth. Each of Biovail and Lifehealth will provide the expert with such information as the expert may reasonably require for the purposes of his determination. The costs of the reference to an expert will be borne in the first instance by the party making the reference. The expert will in his decision determine the liability for such costs, which decision will be final and binding on Biovail and Lifehealth.

5.                                      EXCHANGE RATES

5.1                                 After the Effective Time, for the purposes of determining the amounts payable by Biovail to Lifehealth that are based on any amounts accounted for by, or reported to, Biovail in any currency other than Sterling (the “Reporting Currency”), Biovail shall provide Lifehealth with a statement of the calculation of the amount due to Lifehealth expressed in any such Reporting Currency (the “Base Amount Due”) for a particular calendar month. Biovail will also provide Lifehealth with a statement of the calculation of the Sterling equivalent of the Base Amount Due, with such Sterling equivalent equal to (i) the foreign currency exchange rates published by HM Revenue & Customs for both VAT and customs purposes for that calendar month multiplied by (ii) the Base Amount Due; with such amount referred to as the “Sterling-Equivalent Amount Due”.

5.2                                 In the case where amounts payable by Biovail to Lifehealth are based on any amounts accounted for by, or reported to, Biovail in Sterling, Biovail shall provide Lifehealth with a statement of the calculation of the amount due to Lifehealth expressed in Sterling, and the amount so determined as payable by Biovail to Lifehealth shall be referred to as the “Sterling Amount Due”.

5.3                                 Any payments to be made to Lifehealth shall be paid by Biovail to Lifehealth in Sterling in an amount equal to the sum of Sterling-Equivalent Amount Due and the Sterling Amount Due.

6.                                      ADJUSTED/NEW OBLIGATIONS

6.1                                 It is agreed that the provisions of the Licence Agreement shall be amended with effect from the Effective Time (or, in the case of clauses 6.1.1, 8.1.2, 8.1.3 and 6.1.4, the application of the terms of the Licence Agreement are clarified) as follows:

6.1.1                        for the avoidance of doubt, Biovail acknowledges that it would not be unreasonable for Lifehealth to withhold its consent pursuant to clause 2.4 of the 1998 Lifehealth Licence to a distribution agreement for the United Kingdom and/or the Republic of Ireland that Biovail proposes to enter into if the economic effect on Lifehealth of such proposed agreement is less favourable to Lifehealth than the economic effect on Lifehealth of the distribution arrangement then in effect (or most recently in effect) with respect to such territories;

6.1.2                        for the avoidance of doubt, the assignment and transfer by Cambridge Ireland to Biovail of inventory constituting part of the TBZ Business in the Transaction shall not be deemed to be sales of Product (as defined in the 1998 Amended Lifehealth Licence) to any third party for purposes of the 1998 Amended Lifehealth Licence;

6.1.3                        for the avoidance of doubt, sales of Product by Biovail (and its successors) to Biovail Laboratories International SRL (“BLS”) or Prestwick Pharmaceuticals, Inc. (“Prestwick”) and their respective successors pursuant to the Second Amended and Restated Agreement dated November 18, 2005 between Cambridge Ireland and Prestwick and subject to the sublicense agreement dated September

12, 2008 between BLS and Prestwick, as amended (collectively; the “U.S. Agreement”), and sales of Product by Biovail (and its successors) to Biovail Corporation (“BVF”) and its successors pursuant to the First Amended and Restated Agreement for Canadian Rights to Nitoman dated November 18, 2005 between Cambridge Ireland and Prestwick, as assigned to BVF effective December 1, 2008 (collectively, the “Canadian Agreement”), shall be included in the calculation of Total Net Receipts; provided that sales of Product by BLS or Prestwick or their respective successors for the U.S. market pursuant to the rights granted to them under the U.S. Agreement, including sales to Lundbeck Inc. (“Lundbeck”) or its successors pursuant to the Marketing, Distribution and Supply Agreement for Xenazine dated September 16, 2008 between Prestwick and Ovation Pharmaceuticals, Inc. (now Lundbeck), and sales of Product by BVF or its successors in the Canadian market pursuant to the rights granted to it under the Canadian Agreement, shall not be included in the calculation of Total Net Receipts. Except as provided in the foregoing sentence, for purposes of calculating Total Net Receipts under the 1998 Amended Lifehealth Licence, the amount of Total Net Receipts shall be determined based on the revenues from the sale of Product by Biovail or its relevant Affiliate to customers that are not Affiliates of Biovail;

6.1.4                        for the avoidance of doubt, in calculating {***}† under the 1998 Amended Lifehealth Licence, (a) the costs incurred by a party or any of its Affiliates that may be {***}† Total Net Receipts in {***}† of the definition of {***}† shall not include {***}†

6.1.5                        for the purposes of calculating Total Net Receipts under the 1998 Amended Lifehealth Licence, for sales of Product by Biovail to its Affiliates under the U.S. Agreement and the Canadian Agreement, the amount of Total Net Receipts shall be calculated on the basis that all amounts payable for such Product are received within customary trade terms of 45 days, without duplication;

6.1.6                        the wording of the opening paragraph of clause 11.1 of the 1998 Lifehealth Licence shall be amended to read as follows:

“The parties have agreed that they shall be jointly liable in equal shares for any liability arising pursuant to this Agreement and accordingly each party agrees to indemnify and keep indemnified the other party against that indemnifying party’s share of any and all costs, damages, claims, expenses and/or other liabilities arising from any third party claim (whether in contract, tort or otherwise) concerning: -”; and

6.1.7                        the wording of clause 8.2 of the 1998 Lifehealth Licence shall be amended to read as follows:

† Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“The Development Plan shall be reviewed and revised quarterly at meetings which shall take place between the parties. At those quarterly meetings the parties shall agree the level of expenditure to be committed to the Development Plan. Biovail shall provide Lifehealth with no less than 30 days notice prior to each quarterly meeting. Biovail and Lifehealth agree to hold such additional meetings as may be necessary upon the mutual agreement of Biovail and Lifehealth.”

7.                                      LICENCE AGREEMENT

7.1                                 Lifehealth, Cambridge Ireland, CLL and Biovail agree that from (and including) the Effective Time clause 18.7 of the 1998 Lifehealth Licence (and any other provisions the same or equivalent to it in any of the other parts of the Licence Agreement) shall have no force or effect and each of the parties irrevocably waives and releases each other party from any obligation to comply with such clauses or provisions solely with respect to the potential sale of Lifehealth (whether by way of share sale or the sale of the business and assets of Lifehealth) to H Lundbeck A/S, any holding company of H Lundbeck A/S, any subsidiary of H Lundbeck A/S and/or any other company associated, controlled and/or used by H Lundbeck A/S for such purpose.

7.2                                 Biovail and Lifehealth agree that all meetings to be held pursuant to the Licence Agreement shall be held in Barbados or at a location mutually agreed upon by Biovail and Lifehealth and Lifehealth shall perform all of its obligations under the Licence Agreement at such meetings. Biovail agrees to reimburse Lifehealth for all reasonable travel and accommodation expenses incurred in connection with such meetings and that such amounts will not be {***}† Total Net Receipts for the purposes of calculating {***}† and that such costs shall be borne entirely by Biovail. The parties agree that Lifehealth’s compliance with this clause 7.2 shall not constitute a change in Lifehealth’s Status for purposes of clause 4 of this Deed.

7.3                                 Lifehealth confirms that it consents to (if not already given) Cambridge Ireland having entered into the various agreements under the Licence Agreement as set forth in Appendix C. Cambridge Ireland confirms that it has delivered a copy of each of the various agreements set forth in Appendix C to Lifehealth.

7.4                                 Lifehealth hereby acknowledges that, as of the date hereof, and to the best of Lifehealth’s knowledge, (i) there are no material unresolved disputes with Cambridge Ireland under the Licence Agreement and (ii) there have been no amendments to the Licence Agreement, other than the 1998 Lifehealth Licence Amendments.

7.5                                 Cambridge Ireland hereby acknowledges that, as of the date hereof, and to the best of Cambridge Ireland’s knowledge, (i) there are no material unresolved disputes with Lifehealth under the Licence Agreement and (ii) there have been no amendments to the Licence Agreement, other than the 1998 Lifehealth Licence Amendments.

† Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

8.                                      CONFIDENTIALITY

8.1                                 Despite the novation of the Licence Agreement from Cambridge Ireland to Biovail, Cambridge Ireland shall remain liable to comply with the duties of confidentiality within the Licence Agreement as if the Licence Agreement had not been novated.

8.2                                 Biovail shall, from and after the Effective Time, comply with the duties of confidentiality within the Licence Agreement as if it had been a party to the Licence Agreement from each of their relevant effective dates.

9.                                      NON COMPETITION

9.1                                 Despite the novation of the Licence Agreement from Cambridge Ireland to Biovail, Cambridge Ireland shall remain liable to comply with the restrictions within clauses 16.9 and 16.10 of the Licence Agreement as if the Licence Agreement had not been novated but had been terminated.

9.2                                 Clause 9.1 shall not be deemed breached solely as a result of Cambridge Ireland:

9.2.1                        complying with its obligations to continue to operate the agreements listed in Appendix D for the benefit of Biovail or to provide transition services for a period of 90 days following the Effective Time (or such longer period as may be agreed between Cambridge Ireland and Biovail for transition purposes, not to exceed an additional 90 days) in accordance with the terms of the Asset Purchase Agreement;

9.2.2                        continuing to conduct the tetrebenazine business in Portugal consistent with past practice for a maximum period of 24 months immediately following the Effective Time pending the receipt of regulatory clearance of the Transaction in Portugal, in accordance with the terms of the Asset Purchase Agreement and related letters; or

9.2.3                        acting as the distributor of Product in the United Kingdom and the Republic of Ireland under the distribution agreement between Cambridge Ireland and CLL dated 11 May 2009 (the “Cambridge Distribution Agreement”) as in effect immediately prior to the Effective Time, including acting as the distributor of Product for a period not exceeding six months following the Effective Time or in accordance with clause 20.1.1 of the Cambridge Distribution Agreement

10.                               COSTS

10.1                           All legal costs incurred by Biovail and Cambridge Ireland in connection with this Deed and the Transaction shall be borne by Cambridge Ireland and Biovail as appropriate and shall not be {***}† Total Net Receipts in the calculation of {***}† under the Licence Agreement.

10.2                           All legal costs incurred by Lifehealth in connection with this Deed shall be reimbursed to Lifehealth by Cambridge Ireland.

11.                               MISCELLANEOUS

11.1                           This Deed may be varied only by a document signed by each of the parties.

11.2                           If any provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect

11.2.1                  the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; or

11.2.2                  the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Deed.

11.3                           This Deed may be executed and delivered in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.

11.4                           No third party shall have the right to enforce any provision of this Deed,

11.5                           This Deed shall be governed by and construed in accordance with English law.

11.6                           The parties agree that the courts of England shall have exclusive jurisdiction to settle any dispute which may arise in connection to the validity, effect, interpretation or performance of, or the legal relationships established by, this Deed.

† Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IN WITNESS whereof the parties have executed this Deed as a deed on the day and year first before written.

GIVEN under the Common Seal of CAMBRIDGE LABORATORIES (IRELAND) LIMITED		) )
)
in the presence of:		)
		)	MARK P. EVANS
/s/ Mark P. Evans		)
Director		)
		)	DAVID WILDY
/s/ David Wildy		)
Director/Secretary		)

Executed as a Deed by CAMBRIDGE LABORATORIES LIMITED acting by Mark P Evans, a director, in the presence of:		) ) )
)
Witness’ Signature	/s/ David Wildy	)	/s/ MARK P. EVANS
)
Name	David Wildy	)
)
Address		)
)

Executed as a Deed by BIOVAIL LABORATORIES INTERNATIONAL (BARBADOS) SRL acting by Michel Chouinard, a Manager of Biovail Laboratories		) ) )	/s/ MICHEL CHOUINARD
International (Barbados) SRL who, in accordance with the laws of Barbados, is acting under the authority of Biovail Laboratories International (Barbados) SRL		) ) )	/s/ FITZROY BARDOUILLE
)
		)	WITNESS by F. BARDOUILLE

Executed as a Deed by LIFEHEALTH LIMITED acting by Stephen Jeffrey Jones, a director, in the presence of:		) )
)
Witness’ Signature	/s/ Caroline Jones	)	/s/ STEPHEN JEFFREY JONES
)
Name	Caroline Jones	)
)
Address		)
)

APPENDIX A

Cambridge Ireland has novated or received consent to assign the arrangements and agreements between Cambridge Ireland or its applicable Affiliate and the entities set forth below:

1.                                       Distribution Agreement between Cambridge Laboratories (Ireland) Limited and Temmler Pharma GMBH & Co KG, dated May 17, 2006, and all schedules, amendments, alterations, side letters and technical agreements.

2.                                       Distribution Agreement between Cambridge Laboratories Limited and EUSA Pharma (formerly OPi), dated March 4, 2004, and all schedules, amendments, alterations, side letters and technical agreements.

3.                                       Distribution Agreement between Cambridge Laboratories Limited and Chiesi Farmaceutici SPA, dated July 28. 2003, and all schedules, amendments, alterations, side letters and technical agreements.

4.                                       Distribution Agreement between Cambridge Laboratories (Ireland) Limited and UCB Pharma S.A. dated October 27, 2008, and all schedules, amendments, alterations, side letters and technical agreements.

5.                                       Distribution Agreement between Cambridge Laboratories (Ireland) Limited and UCB Pharma (Produtos Farmaceuticos) Lda dated October 24, 2008, and all schedules, amendments, alterations, side letters and technical agreements.

6.                                       Distribution Agreement between Cambridge Laboratories (Ireland) Limited and Apotheekzorg BV, dated June 11, 2008, and all schedules, amendments, alterations, side letters and technical agreements.

7.                                       Distribution Agreement between Cambridge Laboratories Limited and Medilink A/S for Tetrabenazine, dated August 1, 2000, and all schedules, amendments, alterations, side letters and technical agreements.

8.                                       Distribution Agreement between Cambridge Laboratories Limited and Megapharm Limited regarding Xenazine, dated October 15, 2003, and all schedules, amendments, alterations, side letters and technical agreements.

9.                                       Distribution Agreement for Tetrabenazine, Improved Tetrabenazine and Anapolon between Cambridge Selfcare Diagnostics Limited and Orphan Australia Pty Limited, dated October 2, 1998, and all schedules, amendments, alterations, side letters and technical agreements.

10.                                 Supply Agreement between Cambridge Laboratories and Plasto SA (Synkem Division) regarding Tetrabenazine. dated July 31, 1998, and all schedules. amendments, alterations, side letters and technical agreements.

11.                                 Contract Manufacturing Agreement between Cambridge Laboratories Limited and Laboratoires Fournier SA, dated May 9, 2005, and all schedules, amendments, alterations, side letters and technical agreements.

12.                                 Distribution Agreement for Tetrabenazine between Cambridge Selfcare Diagnostics Limited and AFT Pharmaceuticals Limited dated 2 October 1998 and all schedules, amendments, alternations, side letters and technical agreements.

13.                                 Distribution Agreement between Cambridge Laboratories (Ireland) Limited and Medifront OY re Xenazine-Xenazina-Nitoman dated September 2008 and all schedules, amendments, alternations, side letters and technical agreements.

14.                                 Distribution Agreement between Cambridge Laboratories (Ireland) Limited and Orphan SA Pharmaceuticals Pty Limited regarding tetrabenazine, dated 23 January 2008 and all schedules, amendments, alternations, side letters and technical agreements.

15.                                 Second Amended and Restated Agreement between Cambridge Laboratories (Ireland) Limited and Prestwick Pharmaceuticals, Inc., dated November 18. 2005, and all schedules, amendments, alterations, side letters and technical agreements.

16.                                 First Amended and Restated Agreement for Canadian Rights to Nitoman between Cambridge Laboratories (Ireland) Limited and Prestwick Pharmaceuticals, dated November 18, 2005, and all schedules, amendments, alterations, side letters and technical agreements.

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APPENDIX B

LifeHealth Limited
23 Winkfield Road
Windsor
SL4 4BA
UK
Attention: Stephen Jones

June 19, 2009

Dear Stephen:

In connection with the sale by Cambridge Laboratories (Ireland) Limited (“Cambridge”) of its worldwide rights in and to tetrabenazine and related assets (the “TBZ Business”) to Biovail Laboratories International (Barbados) SRL (“Biovail”) (the “Transaction”), we are writing to confirm our understanding on certain points relating to the TBZ Business.

Reference is made to the Licence Agreement between Lifehealth Limited (“Lifehealth”) and Cambridge, dated December 10, 1998 (the “1998 Lifehealth Licence”), as amended by Amendment No. 1, dated 29 October 2002, Amendment No. 2, dated 31 March 2004, and Amendment No. 3, dated 12 August 2004 (collectively, the “1998 Lifehealth Licence Amendments”, and the 1998 Lifehealth Licence, as amended by the 1998 Lifehealth Licence Amendments, is referred to as the “1998 Amended Lifehealth Licence”), and the Licence and Consent Agreement between Cambridge and Lifehealth, dated September 22, 2006 (the “2006 Lifehealth Licence”, and, the 2006 Lifehealth Licence together with the 1998 Amended Lifehealth Licence is referred to as the “LifeHealth Agreements”). Capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in the LifeHealth Agreements.

We confirm our commitment to proceed with the development of a second indication for the controlled release formulation of tetrabenazine (the “CR Formulation”), subject to our determination, after satisfactory due diligence, that it is commercially and clinically reasonable to so proceed. The exact indication to be developed will be determined by agreement between Lifehealth and Biovail, after further review and consideration, and may include tardive dyskinesia, dystonia or some other indication, We also confirm that, conditional on the closing of the Transaction, the costs associated with the development of the CR Formulation, as between Lifehealth and Biovail, shall be shared as follows:

•                                          Development costs associated with the CR Formulation for Tourette Syndrome will be shared by Lifehealth and Biovail (in the manner contemplated by the LifeHealth Agreements);

•                                          Biovail will be responsible for all of the costs associated with the clinical development in the United States of the second indication of the CR Formulation and such costs will not be {***}† Total Net Receipts for the purposes of calculating {***}†;

•                                          Lifehealth and Biovail will share the costs associated with the galenical development in the United States of the second indication of the CR Formulation (in the manner contemplated by the LifeHealth Agreements); and

•                                          As regards the development and regulatory costs associated with the exploitation of the second indication of the CR Formulation in jurisdictions outside of the United States, Lifehealth and Biovail will share all such costs (in the manner contemplated by the LifeHealth Agreements).

We also wish to confirm to you our commitment to growing the TBZ Business on a worldwide basis. In that regard, and without prejudice to the provisions of clause 9.4 of the 1998 Lifehealth Licence, Biovail agrees to use commercially reasonable efforts to exploit tetrabenazine in jurisdictions outside of the United States, Subject to our reasonable determination that such activities are commercially reasonable on a market by market basis.

Yours sincerely,

Michel Chouinard
Chief Operating Officer, Biovail Laboratories International SRL

† Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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APPENDIX C

Lifehealth has consented to the following arrangements and agreements between Cambridge Ireland or its applicable Affiliate and the entities set forth below:

1.                                       Second Amended and Restated Agreement between Cambridge Laboratories (Ireland) Limited and Prestwick Pharmaceuticals, Inc., dated November 18 2005, and all schedules, amendments, alterations, side letters and technical agreements.

2.                                       First Amended and Restated Agreement for Canadian Rights to Nitoman between Cambridge Laboratories (Ireland) Limited and Prestwick Pharmaceuticals, dated November 18, 2005, and all schedules, amendments, alterations, side letters and technical agreements.

3.                                       Distribution Agreement between Cambridge Laboratories (Ireland) Limited and Temmler Pharma GMBN & Co KG, dated May 17, 2006, and all schedules, amendments, alterations, side letters and technical agreements.

4.                                       Distribution Agreement between Cambridge Laboratories Limited and EUSA Pharma (formerly OPi), dated March 4, 2004, and all schedules, amendments, alterations, side letters and technical agreements.

5.                                       Distribution Agreement between Cambridge Laboratories Limited and Chiesi Farmaceutici SPA, dated July 28, 2003, and all schedules, amendments, alterations, side letters and technical agreements.

6.                                       Distribution Agreement between Cambridge Laboratories (Ireland) Limited and UCB Pharma S.A. dated October 27, 2008, and all schedules, amendments, alterations, side letters and technical agreements.

7.                                       Distribution Agreement between Cambridge Laboratories (Ireland) Limited and UCB Pharma (Produtos Farmaceublcos) Lda dated October 24, 2008, and all schedules, amendments, alterations, side letters and technical agreements.

8.                                       Distribution Agreement for Tetrabenazine between Cambridge Seticare Diagnostics Limited and AFT Pharmaceuticals Limited dated October 2, 1998, and all schedules, amendments, alterations, side letters and technical agreements.

9.                                       Distribution Agreement between Cambridge Laboratories (Ireland) Limited and Apotheekzorg BV, dated June 11, 2008, and all schedules, amendments, alterations, side letters and technical agreements.

10.                                 Distribution Agreement between Cambridge Laboratories (Ireland) Limited and Giddi Pharma, dated August 11, 2008, and all schedules, amendments. alterations, side letters and technical agreements.

11.                                 Distribution Agreement between Cambridge Laboratories (Ireland) Limited and MediFront OY re: Xenazine-Xenazina-Nitoman, dated September, 2008, and all schedules, amendments, alterations, side letters and technical agreements.

12.                                 Distribution Agreement between Cambridge Laboratories Limited and Medilink A/S for Tetrabenazine, dated August 1, 2000, and all schedules, amendments, alterations, side letters and technical agreements.

13.                                 Distribution Agreement between Cambridge Laboratories Limited and Megapharrn Limited regarding Xenazine, dated October 15, 2003, and all schedules, amendments, alterations, side letters and technical agreements.

14.                                 Distribution Agreement for Tetrabenazine, Improved Tetrabenazine and Anapolon between Cambridge Selfcare Diagnostics Limited and Orphan Australia Pty Limited, dated October 2, 1998. and all schedules, amendments, alterations. side letters and technical agreements.

15.                                 Distribution Agreement between Cambridge Laboratories (Ireland) Limited and Orphan SA Pharmaceuticals Pty Limited regarding Tetrabenazine. dated January 23, 2006, and all schedules, amendments, alterations, side letters and technical agreements.

16.                                 Distribution Agreement between Cambridge Laboratories (Ireland) Limited and Proreo Pharma AG, dated December 14, 2005, and all schedules, amendments, alterations, side letters and technical agreements.

17.                                 Supply Agreement between Cambridge Laboratories and Plasto SA (Synkem Division) regarding Tetrabenazine, dated July 31, 1998, and all schedules, amendments, alterations, side letters and technical agreements.

18.                                 Contract Manufacturing Agreement between Cambridge Laboratories Limited and Laboratoires Fournier SA, dated May 9, 2005, and all schedules, amendments, alterations, side letters and technical agreements.

19.                                 Contract Manufacture Agreement between Cambridge Laboratories Limited and Cambridge Laboratories Ireland and Pharmaserve Limited regarding Various Products, dated May 6, 2005, and all schedules, amendments, alterations, side letters and technical agreements.

20.                                 Service Agreement between Paddock Laboratories, Inc. and Cambridge Laboratories (Ireland) Limited, dated March 11, 2009, and all schedules, amendments, alterations, side letters and technical agreements.

21.                                 Agreement for the Warehousing and Distribution of Pharmaceuticals between McGregor Cory Limited and Cambridge Selfcare Diagnostics Limited, dated March 16, 1999, and all schedules, amendments, alterations, side letters and technical agreements.

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22.                                 Technical Agreement between Exel Freight Management Limited and Cambridge Laboratories Limited. dated May 5, 2005. and all schedules, amendments, alterations, side letters and technical agreements.

23.                                 Supply to US Patients Agreement between Dixon and Hall Ltd. and Cambridge Laboratories Limited, dated April 16, 2008, and all schedules, amendments, alterations, side letters and technical agreements.

24.                                 Annual Global Marketing Plan for Tetrabenazine (February 2009).

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APPENDIX D

Cambridge Ireland and Biovail are to agree upon a reasonable approach to allocating or sharing the benefit and burden under the following contracts following the Effective Time:

25.                                 Contract Manufacturing Agreement between Cambridge Laboratories Limited and Pharmaserve Limited dated 6 May 2005

26.                                 Pharmacovigilance Agreement between Cambridge Laboratories (Ireland) Limited and LifeHealth Limited dated 6 November 2006

27.                                 Agreement for the Warehousing and Distribution of Pharmaceuticals between Cambridge Selfcare Diagnostics Limited and McGregor Cory Limited dated 16 March 1999 as amended by letter dated 11 June 2002

28.                                 Technical Agreement between Cambridge Laboratories Limited and Exel Freight Management Limited dated 5 May 2005

29.                                 Agreement in relation to supply to American patients between Cambridge Laboratories Limited and Dixon & Hall Limited dated 7 April 2008 (including related technical agreement)

30.                                 Agreement between Cambridge Laboratories (Ireland) Limited and Jayne Irving dated 10 January 2005 as amended by letters dated 15 September 2006, 9 January 2008 and 4 February 2009

APPENDIX E

31.                                 Distribution Agreement between Cambridge Laboratories (Ireland) Limited and Giddi Pharma, dated August 11, 2008, and all schedules, amendments, alterations, side letters and technical agreements.

32.                                 Distribution Agreement between Cambridge Laboratories (Ireland) Limited and Proreo Pharma AG, dated December 14, 2005, and all schedules, amendments, alterations, side letters and technical agreements.